EXHIBIT 10.1

Dali City People’s Court

Enforcement Ruling

(2025) Yun 2901 Enforcement No. 2467-1

Applicant for Enforcement: Jianquan LIU, male, born on May 3, 1963, Han ethnicity, residing in No. 118 Cangshan Middle Road, Cangshan West Town, Yangbi Yi Autonomous County, Dali Bai Autonomous Prefecture, Yunnan Province, Citizen ID number: 532922196305030017.

Enforcement Respondent: Shenzhen Xiangfeng Trading Co., Ltd., residing in Room 804, Daxin Building, Nanxin Road, Honghuayuan Community, Nantou Street, Nanshan District, Shenzhen, Unified Social Credit Code: 91440300MASEDNBP74.

Legal representative: Liping KE

Enforcement Respondent: Yunnan Yuemu Agricultural and Forestry Technology Co., Ltd., residing in No. 52, Jianshexi Road, Xiaguan Street, Dali City, Dali Bai Autonomous Prefecture, Yunnan Province, Unified Social Credit Code: 91532901MABXWG8C4U.

Legal representative: Liping KE

In the course of enforcing the equity transfer dispute between Jianquan LIU and Shenzhen Xiangfeng Trading Co., Ltd. and Yunnan Yuemu Agricultural and Forestry Technology Co., Ltd., this Court found that the Enforcement Respondent has failed to fulfill the obligations determined by the effective legal documents. In accordance with Articles 251, 253, 254, and 255 of the Civil Procedure Law of the People’s Republic of China and Article 485 of the Interpretation by the Supreme People’s Court on the Application of the Civil Procedure Law of the People’s Republic of China, the ruling is as follows:

To seal, freeze, seize, transfer, or withdraw the movable property, immovable property, bank deposits, and other property rights and interests under the name of Shenzhen Xiangfeng Trading Co., Ltd., and the property to be sealed, frozen, seized, transferred, or withdrawn shall be limited to an amount not exceeding RMB 4,787,588.

To seal, freeze, seize, transfer, or withdraw the movable property, immovable property, bank deposits, and other property rights and interests under the name of Yunnan Yuemu Agricultural and Forestry Technology Co., Ltd., and the property to be sealed, frozen, seized, transferred, or withdrawn shall be limited to an amount not exceeding RMB 500.

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This ruling shall be enforced immediately.

Judge: Zhen ZHANG

April 24, 2025

Court Clerk: Xiaosong LI

This copy has been checked against the original and found to be identical.

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